UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2005

RELIANT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16455	76-0655566
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1000 Main Street
Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 497-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement; Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant; and Item 8.01. Other Events

On October 7, 2005, Reliant Energy, Inc. entered into a $299 million term loan with Deutsche Bank AG, New York Branch.  The term loan matures in April 2010 and bears interest at LIBOR plus 2.375%.  The terms of the loan are substantially similar to those of our principal corporate credit facility.  Borrowings under the term loan will be used to support collateral posting obligations.  We entered into this facility to maintain prudent liquidity reserves in light of increased natural gas prices.

Deutsche Bank Securities Inc. is also a lender and co-syndication agent under our existing credit facilities.  In addition, it occasionally performs financial advisory and investment and commercial banking services for us.

The summary description of the term loan is qualified by reference to the term loan agreement, which is filed as an exhibit to this report.

Item 9.01.  Financial Statements and Exhibits.

(c)                                  We have filed the following exhibit with this Form 8-K:

10.1—     Credit and Guaranty Agreement dated as of October 7, 2005, between Reliant Energy, Inc. and Deutsche Bank AG, New York Branch.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT ENERGY, INC.
(Registrant)

Date: October 10, 2005	By:	/s/ Thomas L. Livengood
Thomas C. Livengood
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Credit and Guaranty Agreement dated as of October 7, 2005, between Reliant Energy, Inc. and Deutsche Bank AG, New York Branch.